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Filed Pursuant to Rule 424(b)(7)
Registration No.333-240044

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)

Class A ordinary shares, par value US$0.00001 per share	152,941,798	US$3.62	US$553,649,309	US$71,864

(1)
These Class A ordinary shares are represented by the Registrant's American depositary shares, or ADSs, each of which represents six Class A ordinary shares. The ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-173331).

(2)
Represents the aggregate number of Class A ordinary shares that could be issued upon conversion of (i) US$200,000,000 aggregate principal amount of convertible promissory notes issued by the Registrant at a current conversion price of US$2.00 per Class A ordinary share, and (ii) 150,000 Series A perpetual convertible preferred shares issued by the Registrant with an aggregate subscription price of US$150,000,000 at a current conversion price of US$2.8333 per Class A ordinary shares, to be resold from time to time by the recipients of Class A ordinary shares upon such conversions. The conversion prices for each of the convertible promissory notes and Series A perpetual convertible preferred shares are subject to adjustment in accordance with their respective terms. If additional Class A ordinary shares become issuable because of an adjustment to the applicable conversion price, the Registrant will register such additional shares in a subsequent prospectus supplement.

(3)
The proposed maximum aggregate offering price per share with respect to the 152,941,798 Class A ordinary shares being registered pursuant to this prospectus supplement is US$553,649,309, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of the ADS on the Nasdaq Global Select Market on July 31, 2020.

(4)
Payment of the registration fee at the time of filing of the Registrant's registration statement on Form F-3, filed with the U.S. Securities and Exchange Commission on July 23, 2020 (File No. 333-240044), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 23, 2020)

152,941,798 Class A Ordinary Shares

21Vianet Group, Inc.

        This prospectus supplement relates to resale from time to time of up to 152,941,798 Class A ordinary shares of 21Vianet Group, Inc., par value US$0.00001 per share, either in the form of Class A ordinary shares or American depositary shares, or ADSs, each representing six Class A ordinary shares, issuable upon conversion of (i) US$200,000,000 aggregate principal amount of convertible promissory notes, or the Notes, sold by us in private placements to a group of investors that closed on March 17, March 19, March 26, April 24, May 6 and June 11, 2020, respectively, and (ii) 150,000 Series A perpetual convertible preferred shares with an aggregate subscription price of US$150,000,000, or the Preferred Shares, sold by us in a private placement that closed on June 26, 2020.

        We will issue Class A ordinary shares upon the conversion of the Notes and Preferred Shares. The recipients of such Class A ordinary shares, or the Selling Shareholders, may use this prospectus supplement to resell from time to time the Class A ordinary shares that we may issue to them upon the conversion of the Notes and Preferred Shares. The Selling Shareholders may sell the Class A ordinary shares either in the form of Class A ordinary shares or ADSs. The registration of the resale of Class A ordinary shares hereunder does not necessarily mean that any of Selling Shareholders will convert their Notes or Preferred Shares into Class A ordinary shares, or that any Class A ordinary shares received upon the conversion of the Notes or Preferred Shares will be resold by the Selling Shareholders under this prospectus supplement or otherwise.

        We will not receive any of the proceeds from the resale of Class A ordinary shares or the ADSs by the Selling Shareholders, but we agreed to pay certain registration expenses relating to the registration of such Class A ordinary shares with the U.S. Securities and Exchange Commission, or the SEC, as well as fees to be paid to the depositary bank pursuant to the agreements with respective Selling Shareholders if the Selling Shareholders elect to deposit the Class A ordinary shares and receive ADSs. Each Selling Shareholder from time to time may offer and sell the Class A ordinary shares or ADSs covered by this prospectus supplement directly or through agents or broker-dealers on terms to be determined at the time of sale. See "Plan of Distribution" elsewhere in this prospectus supplement. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Class A ordinary shares or ADSs covered by this prospectus supplement will be borne by the Selling Shareholders.

        Our ADSs are listed on the Nasdaq Global Select Market under the symbol "VNET." On August 4, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$26.68 per ADS.

        Investing in our Class A ordinary shares and ADSs involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 5, 2020.

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other materials we file with the U.S. Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities hereunder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated July 23, 2020 included in the registration statement on Form F-3 (No. 333-240044), including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refers to our American depositary shares, each of which represents six Class A ordinary shares, and "ADRs" refers to the American depositary receipts that may evidence our ADSs;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

  •
  "ordinary shares" refers to our ordinary shares, which include our Class A ordinary shares, par value US$0.00001 per share, Class B ordinary shares, par value US$0.00001 per share, and Class C ordinary shares, par value US$0.00001 per share, collectively;

  •
  "RMB" refers to the legal currency of China;

  •
  "U.S. dollars," "US$" and "dollars" refers to the legal currency of the United States; and

  •
  "we," "us," "our company" or "our" refers to 21Vianet Group, Inc., its subsidiaries and its consolidated variable interest entities and their respective subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

        Documents that we file with, or furnish to, the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Class A ordinary shares, represented by ADSs, are listed on the Nasdaq Global Select Market. You can consult reports and other information about us that we filed pursuant to the rules.

        This prospectus supplement is part of a registration statement we have filed with the SEC on Form F-3 on July 23, 2020. This prospectus supplement does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and documents filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020 (File No. 001-35126);

  •
  the description of the securities contained in our registration statement on Form 8-A filed on April 6, 2011 (File No. 001-35126) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  our current report on Form 6-K furnished with the SEC on May 15, 2020 (File No. 001-35126) containing our interim financial statements as of, and for the three months ended, March 31, 2020;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future current reports on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

21Vianet Group, Inc.
Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road,
Chaoyang District
Beijing, 100016
The People's Republic of China
Phone: (86) 10 8456-2121

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "future," "is/are likely to," "project" or "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus supplement relate to, among other things:

  •
  our goals and strategies and our expansion plans;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the data center and cloud services market;

  •
  our expectations regarding demand for, and market acceptance of, our services;

  •
  our expectations regarding keeping and strengthening our relationships with customers;

  •
  our plans to invest in research and development to enhance and complement our existing solution and service offerings;

  •
  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity; and

  •
  general economic and business conditions in the regions where we provide our solutions and services.

        The forward-looking statements included in this prospectus supplement, in the documents incorporated by reference herein and in any amendments to this prospectus supplement are subject to risks, uncertainties and assumptions about our company which are, in some cases, beyond our control and which could materially affect our results. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

        We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ADSs. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference in this prospectus supplement, before making an investment decision.

Company Overview

        We are a leading carrier-neutral and cloud-neutral internet data center services provider in China. We host our customers' servers and networking equipment and provide interconnectivity to improve the performance, availability and security of their internet infrastructure. We also provide complementary value-added services, such as cloud services and VPN services. We believe that the scale of our data center and networking assets as well as our carrier-neutrality position us well to capture opportunities and become a leader in the rapidly emerging market for cloud computing infrastructure services in China.

        As a carrier-neutral internet infrastructure services provider, our infrastructure is interconnected with the networks operated by all of China's telecommunications carriers, major non-carriers and local internet service providers. The interconnectivity enables each of our data centers to function as a network access point for our customer's data traffic. In addition, we believe that our proprietary smart routing technology allows us to automatically select an optimized route to direct our customers' data traffic to ensure fast and reliable data transmission.

        We serve a diversified and loyal base of customers, including (i) enterprise customers for our hosting and related services, spanning many different industries and ranging from internet companies to government entities, from blue-chip enterprises to small- to mid-sized enterprises and (ii) individual customers that have subscribed to Windows Azure, Office 365, Dynamics 365 and Power Platform services.

Corporate Information

        Our holding company is 21Vianet Group, Inc. Our ADSs are listed on Nasdaq under the symbol "VNET." We conduct our operations in China through contractual arrangements among us, our wholly-owned PRC subsidiaries, our consolidated variable interest entities and their shareholders.

        Our principal executive offices are located at Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road, Chaoyang District, Beijing, People's Republic of China 100016. Our telephone number is (86) 10 8456-2121. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

RISK FACTORS

        An investment in the ADSs involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ADSs. In addition, you should carefully consider the matters discussed under "Risk Factors" in our annual report on Form 20-F which is incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Business and Industry

Our independent registered public accounting firm, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC as auditors of companies that are traded publicly in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board (United States), or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the People's Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors, like other independent registered public accounting firms operating in China, are currently not inspected by the PCAOB. In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC, or the Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC and the Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating that the PCAOB's inability to inspect audit work papers in China continues. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

        Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements, which may have a material adverse effect on our ADS price.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the

SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges ("EQUITABLE") Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the NASDAQ Global Market of issuers included on the SEC's list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Kennedy Bill. If passed by the U.S. House of Representatives and signed by the U.S. President, the Kennedy Bill would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded "over-the-counter" if the auditor of the registrant's financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of this legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of our ADSs and Class A ordinary shares could be adversely affected. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such policies were to materialize, the resulting legislation, if it were to apply to us, would likely have a material adverse impact on our business and the price of our ADSs and Class A ordinary shares.

Risks Related to Our ADSs and This Offering

Future sales or resales of substantial amounts of our ADSs in the public market, or the perception that these sales or resales could occur, could cause the price of our ADSs to decline, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

        Sales or resales of our Class A ordinary shares or ADSs in the public market, or the perception that these sales or resales could occur, could cause the market price of our ADSs to decline significantly. All of the ADSs resold pursuant to this prospectus supplement and the Class A ordinary shares they represent will be freely transferable without restriction or further registration under the Securities Act.

        Holders of our convertible promissory notes and Series A perpetual convertible preferred shares have the right to cause us to register under the Securities Act the sale of Class A ordinary shares issuable upon the conversion of our securities they hold. This prospectus supplement relates to the registration of these shares under the Securities Act, and will allow these shares and ADSs representing these shares to be freely tradable without restriction under the Securities Act immediately. Sales of these registered shares could cause the price of our ADSs to decline significantly.

        We have adopted share incentive plans, under which we have the discretion to grant a broad range of equity-based awards to eligible participants. In May 2020, we adopted the 2020 Share Incentive Plan, or 2020 Plan. We intend to register all Class A ordinary shares issuable under the 2020 Plan, and have registered the Class A ordinary shares issuable under our existing incentive plans. Once these Class A ordinary shares are registered, they can be freely sold in the public market in the form of ADSs.

        If a large number of our Class A ordinary shares or securities convertible into our Class A ordinary shares are sold in the public market in the form of ADSs, the sales could reduce the trading price of our ADSs and impede our ability to raise future capital.

        We may issue additional equity securities, including additional ordinary shares, preferred shares or other equity-linked securities, in subsequent private placements or public offerings. In light of market conditions, and the trading price of our ADSs, any issuance of new equity or equity-linked securities could be at prices that are significantly lower than the purchase price of such securities by other investors, thereby resulting in dilution of our existing shareholders. Similarly, Class A ordinary shares that we issue under our incentive plans would result in dilution of our existing shareholders.

Our Class A ordinary shares are equity securities and as such are subordinate to our existing and future indebtedness, the Series A perpetual convertible preferred shares and other preferred shares we may issue in the future.

        The Class A ordinary shares are our equity interests and do not constitute indebtedness. As such, the Class A ordinary shares will rank junior to all of our indebtedness and other non-equity claims on us with respect to assets available to satisfy claims against our company, including in a liquidation of our company. Additionally, holders of our Class A ordinary shares may be subject to prior dividend and liquidation rights of any holders of our preferred shares. Because the ADSs represent Class A ordinary shares, holders of ADSs will be subject to the same consequences.

        Our Class A ordinary shares will rank junior to our Series A perpetual convertible preferred shares, or the Preferred Shares, with respect to the amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. The holders of our Preferred Shares shall be entitled to be paid out of the assets of our company available for distribution, before any distribution or payment out of the assets of our company shall be made to the holders of our ordinary shares, a liquidation preference equal to the greater of (i) the original issuance price of the Preferred Shares, or US$1,000 per share, plus any unpaid, accrued and accumulated dividends, and (ii) the aggregate value that such holders would have received had all holders of Preferred Shares, immediately prior to liquidation, converted all Preferred Shares then outstanding (together with any unpaid, accrued and accumulated dividends thereon) into our Class A ordinary shares or ADSs.

        Under our memorandum and articles of association, our board of directors is authorized to issue or allot additional classes of shares with or without preferred, deferred, qualified or other special rights or restrictions without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes of shares that may be issued, including voting rights, dividend rights, redemption rights, and preferences over our Class A ordinary shares (and hence over the rights of our ADSs) with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred shares in the future that have a preference over our ordinary shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred shares with voting rights that are greater than the voting rights of our Class A ordinary shares (and hence dilute the voting power of our ADSs), the rights of holders of our ADSs or the market price of our ADSs could be adversely affected.

 USE OF PROCEEDS

        The Selling Shareholders will receive all of the proceeds from the resale or other disposition of the Class A ordinary shares, including the Class A ordinary shares represented by ADSs, offered pursuant to this prospectus supplement. We will not receive any of the proceeds from the resale or other disposition of the Class A ordinary shares or ADSs by the Selling Shareholders.

        The Selling Shareholders will pay any underwriting fees, discounts or commissions attributable to the sale of the shares registered under this prospectus supplement, or any fees and expenses of any broker-dealer or other financial intermediary engaged by any Selling Shareholder. See "Selling Shareholders." We will bear all other costs, fees and expenses incurred in connection with the registration of the securities covered by this prospectus supplement. These may include, without limitation, SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, blue sky fees and expenses, and fees to be paid to the depositary bank pursuant to the agreements with respective Selling Shareholders if the Selling Shareholders elect to deposit the Class A ordinary shares and receive ADSs.

SELLING SHAREHOLDERS

        This prospectus supplement covers the possible resale, from time to time after the date of this prospectus supplement, of our Class A ordinary shares or ADSs representing the Class A ordinary shares, issuable upon conversion of the convertible promissory notes and Series A perpetual convertible preferred shares owned by the Selling Shareholders identified herein. We have no assurance that the Selling Shareholders will sell any of these Class A ordinary shares or ADSs. See "Plan of Distribution." In addition, the Selling Shareholders may sell the Class A ordinary shares or ADSs pursuant to this prospectus supplement or in privately negotiated transactions. Accordingly, we cannot estimate the number of Class A ordinary shares and ADSs that the Selling Shareholders will sell under this prospectus supplement.

        We issued convertible promissory notes to Goldman Sachs Asia Strategic Pte. Ltd., StoneBridge 2020, L.P. and StoneBridge 2020 Offshore Holdings II, L.P. (collectively "Affiliates of Goldman Sachs Asia Strategic Pte. Ltd.") in an aggregate principal amount of US$75,000,000 pursuant to a convertible note purchase agreement dated February 19, 2020 between us and Goldman Sachs Asia Strategic Pte. Ltd. We relied on Regulation S under the Securities Act and the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act for purposes of such issuances.

        We issued convertible promissory notes to Hina Group Fund II, L.P. and Hina Group Fund VI, L.P. in an aggregate principal amount of US$17,000,000 pursuant to a convertible note purchase agreement dated March 16, 2020 among us, Hina Group Fund II, L.P. and Hina Group Fund VI, L.P. We relied on Regulation S under the Securities Act for purposes of such issuances.

        We issued convertible promissory notes to UBS SDIC Fund Management Co., Ltd, in an aggregate principal amount of US$58,000,000 pursuant to a convertible note purchase agreement dated April 27, 2020 and a convertible note purchase agreement dated June 5, 2020, between us and UBS SDIC Fund Management Co., Ltd. We relied on Regulation S under the Securities Act for purposes of such issuances.

        We issued a convertible promissory note to Asialeads Capital (Cayman) Limited in an aggregate principal amount of US$50,000,000 pursuant to a convertible note purchase agreement dated February 24, 2020 between us and Asialeads Capital (Cayman) Limited. We relied on Regulation S under the Securities Act for purposes of such issuance.

        We issued an aggregate of 150,000 Series A perpetual convertible preferred shares to Vector Holdco Pte. Ltd. ("Vector Holdco"), BTO Vector Fund ESC (CYM) L.P. ("Vector Fund ESC") and BTO Vector Fund FD (CYM) L.P. ("Vector Fund FD" and together with Vector Holdco and Vector Fund ESC, collectively, "Affiliates of Vector") pursuant to an investment agreement (the "Vector Investment Agreement") dated June 22, 2020 among us, Affiliates of Vector and Blackstone Tactical Opportunities Fund—FD (Cayman)—NQ L.P. We relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act for purposes of such issuance.

        The following table sets forth information, to our knowledge, regarding the beneficial ownership of our Class A ordinary shares held by the Selling Shareholders as of the date of this prospectus supplement. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of all, some or none of such Class A ordinary shares under this prospectus supplement. The total number of ordinary shares issued and outstanding as of the date of this prospectus supplement is 680,237,472, comprising of (i) 516,052,091 Class A ordinary shares, (ii) 164,125,381 Class B ordinary shares, and

(iii) 60,000 Class C ordinary shares. The information provided in the table below is based in part on information provided by or on behalf of the Selling Shareholders.

	Number of Ordinary Shares Beneficially Owned Before Any Resales(1)	Percentage of Ordinary Shares Beneficially Owned Before Any Resales(2)	Percentage of Aggregate Voting Power Before Any Resales(3)(4)	Number of Ordinary Shares Being Sold Hereby(5)	Number of Ordinary Shares Beneficially Owned After All Resales	Percentage of Ordinary Shares Beneficially Owned After All Resales
Selling Shareholders:
Affiliates of Goldman Sachs Asia Strategic Pte. Ltd.(6)	37,500,000	5.22%	1.67%	37,500,000	—	—
Affiliates of Hina Group Fund II, L.P.(7)	8,500,000	1.23%	0.38%	8,500,000	—	—
UBS SDIC Fund Management Co., Ltd(8)	29,000,000	4.09%	1.30%	29,000,000	—	—
Asialeads Capital (Cayman) Limited(9)	25,000,000	3.54%	1.12%	25,000,000	—	—
Affiliates of Vector(10)	52,941,798	7.22%	2.40%	52,941,798	—	—

(1)
Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the number of shares as indicated in this table refers to the Class A ordinary shares that the person has the right to acquire within 60 days through the exercise of the conversion of each security, including through the conversion of our convertible promissory notes and Series A perpetual convertible preferred shares. These Class A ordinary shares, however, are not included in the computation of the percentage ownership of any other person.

(2)
For each person and group included in this table, percentage of ordinary shares beneficially owned before any resales is calculated by dividing the number of Class A ordinary shares issuable upon conversion exercisable within 60 days of the date of this prospectus supplement by the sum of (i) 680,237,472, being the total number of ordinary shares outstanding as of the date of this prospectus supplement and (ii) the number of Class A ordinary shares issuable upon conversion, exercisable within 60 days of the date of this prospectus supplement, of the relevant convertible promissory notes or Series A perpetual convertible preferred shares held by such person or group.

(3)
Percentage of aggregate voting power represents voting power with respect to all of our Class A, Class B and Class C ordinary shares, as a single class. Each holder of our Class B ordinary shares is entitled to ten votes per Class B ordinary share and each holder of Class A ordinary shares is entitled to one vote per Class A ordinary share held by our shareholders on all matters submitted to them for a vote. Each holder of Class C ordinary shares is entitled to one vote per Class C ordinary share on all matters submitted to them for a vote, except that we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares: (i) any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among our company, King Venture Holdings Limited, Xiaomi Ventures Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between our company and Tuspark Innovation Venture Limited; (ii) entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and (iii) any proposed amendments to our memorandum and articles of associations that will amend, alter, modify or change the rights attached to Class C ordinary shares. Our Class A, Class B and Class C ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B and Class C ordinary shares are convertible at any time by the holder into Class A ordinary shares on a 1:1 basis.

(4)
In the computation of the percentages of aggregate voting power, we have included our Preferred Shares, the holders of which are entitled to (i) vote with the holders of the Class A ordinary shares on any and all matters submitted for a vote of shareholders and (ii) a number of votes per such Preferred Shares equal to the number of Class A ordinary share into which each such Preferred Share is then convertible at the time of the related record date as if the holders of such Preferred Shares were holders of Class A ordinary shares.

(5)
The Selling Shareholders may not sell any or all of the Class A ordinary shares, including Class A ordinary shares represented by ADSs, offered by this prospectus supplement and as a result, we cannot estimate the number of Class A ordinary shares that will be held by the Selling Shareholders after completion of any resales. However, for purposes of this table, we have assumed that the Selling Shareholders will resell all of their securities and that following the resales, none of the Class A ordinary shares covered by this prospectus supplement will be held by the Selling Shareholders.

(6)
Consists of (i) 36,100,000 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by Goldman Sachs Asia Strategic Pte. Ltd., a private limited company incorporated under the laws of Singapore with its registered office at 1 Raffles Link, #07-01, One Raffles Link, Singapore 039393, (ii) 913,610 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by StoneBridge 2020, L.P., a limited partnership formed under the laws of Delaware with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, United States of America, and (iii) 486,390 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by StoneBridge 2020 Offshore Holdings II, L.P., an exempted limited partnership registered under the laws of the Cayman Islands with its registered office at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The ultimate beneficial owner of Goldman Sachs Asia Strategic Pte. Ltd. is The Goldman Sachs Group, Inc. The general partners of each of StoneBridge 2020, L.P. and StoneBridge 2020 Offshore Holdings II, L.P. are wholly-owned subsidiaries of The Goldman Sachs Group, Inc.

(7)
Consists of (i) 6,195,000 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by Hina Group Fund II, L.P., an exempted limited partnership organized under the laws of the Cayman Islands with its registered office at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and (ii) 2,305,000 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by Hina Group Fund VI, L.P., an exempted limited partnership organized under the laws of the Cayman Islands with its registered office at P.O. Box 472, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. The Hina Group Holdings, an exempted company incorporated in the Cayman Islands with limited liability, is the general partner of Hina Group Fund II, L.P. and Hina Group Fund IV, L.P. The registered address of The Hina Group Holdings is P.O. Box 897 GT Sheddon Road, George Town, Grand Cayman, Cayman Islands.

(8)
Consists of (i) 25,000,000 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by UBS SDIC Fund Management Co., Ltd ("UBS SDIC"), as representative of UBSSDIC HNXY No.1 Overseas Investment Discretionary Portfolio Mandate ("HNXY No.1"), and (ii) 4,000,000 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by UBS SDIC, as representative of UBSSDIC CADT No.1 Overseas Investment Discretionary Portfolio Mandate ("CADT No.1"). HNXY No. 1 and CADT No.1 are asset management plans under UBS SDIC's management. UBS SDIC is a limited liability company incorporated under the laws of the PRC with its registered office at 20F, No.168 Yangshupu Road, Hongkou District, Shanghai, China.

(9)
Consists of 25,000,000 Class A ordinary shares issuable upon the conversion of the convertible promissory note held by Asialeads Capital (Cayman) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands. The registered address of Asialeads Capital (Cayman) Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Asialeads Capital (Cayman) Limited is owned by Asia Investment Fund, L.P., a fund managed by its general partner, Asia Investment Capital Limited. The registered address of Asia Investment Fund, L.P. and Asia Investment Capital Limited is Suite 506, 5/F, AIA Central, 1 Connaught Road Central, Hong Kong.

(10)
Consists of (i) 51,416,722 Class A ordinary shares issuable upon the conversion of the Series A perpetual convertible preferred shares held by Vector Holdco, a private limited company incorporated under the laws of Singapore, (ii) 1,297,074 Class A ordinary shares issuable upon the conversion of the Series A perpetual convertible preferred shares held by Vector Fund FD, a limited partnership established under the laws of the Cayman Islands, and (iii) 228,002 Class A ordinary shares issuable upon the conversion of the Series A perpetual convertible preferred shares held by Vector Fund ESC, an exempted limited partnership registered under the laws of the Cayman Islands. BTO Super Holding (NQ) Co. III Pte. Ltd. ("BTO Super Holding") is the 100% equity owner of Vector Holdco. Blackstone Tactical Opportunities SG II (Cayman) L.P. ("BTO SG") is the 100% equity owner of BTO Super Holding. BTO Holdings (Cayman)—NQ Manager L.L.C. ("BTO Holdings") is the general partner of Vector Fund ESC and Vector Fund FD. Blackstone Tactical Opportunities Management Associates (Cayman)—NQ L.P. ("BTOMA") is the managing member of BTO Holdings and the general partner of BTO SG. BTO GP—NQ L.L.C. ("BTO GP") and Blackstone Tactical

  Opportunities LR Associates (Cayman)—NQ Ltd. ("BTOLRA") are the general partners of BTOMA with BTO GP controlling BTOMA with respect to all matters other than voting of securities of underlying portfolio companies, which power is held by the Class B shareholders of BTOLRA, who are certain senior personnel of Blackstone. Blackstone Holdings IV L.P. ("Blackstone IV") is the sole member of BTO GP and the sole Class A shareholder of BTOLRA. Blackstone Holdings IV GP L.P. ("Blackstone IV GP") is the general partner of Blackstone IV. Blackstone Holdings IV GP Management (Delaware) L.P. ("Blackstone IV GP Management (Delaware)") is the general partner of Blackstone IV GP. Blackstone Holdings IV GP Management L.L.C. ("Blackstone IV GP Management") is the general partner of Blackstone IV GP Management (Delaware). The Blackstone Group Inc. is the sole member of Blackstone IV GP Management. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. The registered address of Vector Holdco is c/o Intertrust Singapore Corporate Services Pte. Ltd., 77 Robinson Road, #13-00 Robinson 77, Singapore. The registered address of each of Vector Fund FD and Vector Fund ESC is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue Grand Cayman, KY1-9005, Cayman Islands.

Relationships with Selling Shareholders

        Mr. Erhfei Liu has served as our director since May 2015. Based on information provided by Asialeads Capital (Cayman) Limited, Mr. Erhfei Liu serves as a director of Asia Investment Capital Limited, which manages Asia Investment Fund, L.P., a fund that owns Asialeads Capital (Cayman) Limited.

        We issued an aggregate of 150,000 Series A perpetual convertible preferred shares to the Affiliates of Vector in a private placement transaction pursuant to the Vector Investment Agreement. Pursuant to the Vector Investment Agreement and subject to certain minimum shareholding requirement as provided thereunder, the Affiliates of Vector are entitled to appoint one observer of our board of directors and one member of our strategic development committee.

 PLAN OF DISTRIBUTION

        We are registering the Class A ordinary shares issuable upon conversion of our convertible promissory notes and Series A perpetual convertible preferred shares to permit the resale of these Class A ordinary shares in the form of Class A ordinary shares or ADSs from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Class A ordinary shares or ADSs. We will bear all fees and expenses incident to our obligation to register the Class A ordinary shares. The registration of the resale of securities hereunder does not necessarily mean that any of the securities will be sold by the Selling Shareholder under this prospectus supplement or otherwise.

        Each Selling Shareholder may resell all or a portion of the Class A ordinary shares or ADSs beneficially owned by it from time to time through direct transactions or through one or more underwriters, broker-dealers or agents. If the ADSs are sold through underwriters, broker-dealers or agents, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent's commissions.

        The Class A ordinary shares or ADSs may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

        Each Selling Shareholder may use any one or more of the following methods when selling securities:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

  •
  transactions through broker-dealers that agree with such Selling Shareholder to sell a specified number of such securities at a stipulated price per share;

  •
  the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        Each Selling Shareholder may also resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, rather than under this prospectus supplement and the accompanying prospectus, provided that the resales meet the criteria and conform to the requirements of those provisions.

        Broker-dealers engaged by a Selling Shareholder may arrange for other broker-dealers to participate in sales. If a Selling Shareholder effects such transactions by selling Class A ordinary shares or ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Class A ordinary shares or ADSs for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

        In connection with sales of the Class A ordinary shares or ADSs or otherwise, a Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ADSs in the course of hedging in positions they assume. A Selling Shareholder may also sell ADSs short and deliver ADSs covered by this prospectus supplement to close out short positions and to return borrowed securities in connection with such short sales. A Selling Shareholder may also loan or pledge ADSs to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. A Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

        A Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A ordinary shares or ADSs owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may sell the Class A ordinary shares or ADSs from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(7) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus supplement.

        A Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the Class A ordinary shares or ADSs to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus supplement and accompanying prospectus to resell the Class A ordinary shares or ADSs acquired as a result of the distribution. A Selling Shareholder may also transfer and donate the Class A ordinary shares or ADSs in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        The Selling Shareholders and any broker-dealer or agents participating in the distribution of the Class A ordinary shares or ADSs may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any Selling Shareholder who is an "underwriter" within the meaning of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        Each Selling Shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ADSs. Upon our being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Class A ordinary shares or ADSs through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such the ADSs were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus supplement, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%) of the aggregate amount of the securities to be resold pursuant to this prospectus supplement and the accompanying prospectus.

        There can be no assurance that any Selling Shareholder will sell any or all of the Class A ordinary shares or ADSs under this prospectus supplement. Each Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A ordinary shares or ADSs by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A ordinary shares or ADSs to engage in market-making activities with respect to the Class A ordinary shares or ADSs. All of the foregoing may affect the marketability of the ADSs and the ability of any person or entity to engage in market-making activities with respect to the ADSs.

        We will pay all costs, fees and expenses incurred in connection with the registration of the Class A ordinary shares pursuant to registration rights agreements with the Selling Shareholders, including, without limitation, all SEC filing fees, Nasdaq listing fees, fees and expenses of our counsel and accountants, blue sky fees and expenses, and fees to be paid to the depositary bank pursuant to the agreements with respective Selling Shareholders if the Selling Shareholders elect to deposit the Class A ordinary shares and receive ADSs. The Selling Shareholders will pay any underwriting fees, discounts or commissions attributable to the sale of the Class A ordinary shares registered under this prospectus supplement, or any fees and expenses of any broker-dealer or other financial intermediary engaged by any Selling Shareholder. We will indemnify the Selling Shareholders against certain liabilities, including any breach or violation of any agreements under the convertible note purchase agreements or investment agreement, as case may be, among us and Selling Shareholders. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, the Exchange Act or other federal or state law, which may arise from any written information furnished to us by the Selling Shareholders expressly for use in this prospectus supplement.

TAXATION

        The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date hereof, which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Han Kun Law Offices.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the government of the Cayman Islands, except for stamp duties that may be applicable on instruments executed in, or after execution, brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not a party to any double taxation treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Payment of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be requested on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

        Under the PRC Enterprise Income Tax Law, or the EIT Law, an enterprise established under the laws of foreign countries or regions and whose "place of effective management" is located within the PRC are considered PRC tax resident enterprises and subject to PRC income tax at the rate of 25% on worldwide income. On April 22, 2009, the State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, as amended and supplemented in January 2014 and December 2017, respectively, or Circular 82. Circular 82 clarified that dividends and other income paid by certain offshore enterprises controlled by a PRC company or a PRC company group established outside of the PRC will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10% (or a lower rate under an applicable tax treaty, if any), when paid to non-PRC enterprise shareholders. Under the implementation regulations to the EIT Law, a "place of effective management" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, Circular 82 specifies that certain offshore enterprises controlled by a PRC company or a PRC company group will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders meetings; and half or more of the senior management or directors having voting rights. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determining criteria set forth in the circular may reflect the State Administration of Taxation's general position on how the "place of effective management" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals.

        We believe that we are not a PRC resident enterprise. However, if the PRC tax authorities determine we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold tax at the rate of 10% (or a lower rate under an applicable tax treaty, if any) from dividends we pay to our non-PRC resident enterprise shareholders (20% for non-PRC individual shareholders), including the holders of our ADSs. In addition, non-PRC holders of our Class A ordinary shares and ADSs may be subject to PRC tax on gains realized on the sale or other disposition of Class A ordinary shares or ADSs at the same rates if such income is treated as sourced from within the PRC. It is unclear whether non-PRC holders of our Class A ordinary shares and ADSs would be able to claim the benefits of any tax treaties between their jurisdictions of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder, as defined below, that holds our ADSs or Class A ordinary shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This summary is based on the tax laws of the United States as in effect on the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax considerations described below. No ruling has been sought from the United States Internal Revenue Service (the "IRS") with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular U.S. Holders in light of their individual investment circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special tax rules (for example, banks, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein), tax-exempt entities (including private foundations), investors subject to special tax accounting rules under Section 451(b) of the Code, investors who acquired their ADSs or Class A ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any state, local, or non-U.S. tax considerations. Each potential investor is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our ADSs or Class A ordinary shares.

General

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more U.S.

persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under applicable U.S. Treasury Regulations.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ADSs or Class A ordinary shares are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.

        The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. U.S. Holders who hold ADSs will be treated as the holder of the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes.

Passive Foreign Investment Company Considerations

        A non-U.S. corporation, such as our company, will be a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the "asset test"). Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and certain net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        Although the law in this regard is not entirely clear, we treat our variable interest entities as being owned by us for U.S. federal income tax purposes because we control their management decisions and we are entitled to substantially all of their economic benefits and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our variable interest entities for U.S. federal income tax purposes, we would likely be treated as a PFIC for our taxable year ended December 31, 2019 and for our current and subsequent taxable years.

        Assuming that we are the owner of our variable interest entities for U.S. federal income tax purposes, we believe that we primarily operate as an active provider of managed hosting and cloud services in China. Based on the market price of our ADSs and Class A ordinary shares, the value of our assets, and the composition of our assets and income, we believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2019.

        While we do not anticipate becoming a PFIC, no assurances regarding our PFIC status can be provided for any past, current or future taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the value of our assets for purposes of the asset test may be determined, in part, by reference to the market price of our ADSs or Class A ordinary shares, so fluctuations in the market price of our ADSs and Class A ordinary shares may cause us to become a PFIC for the current or any subsequent taxable year. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current taxable year or any future taxable years. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or subsequent taxable year.

        If we are a PFIC for any year during which a U.S. Holder holds our ADSs or Class A ordinary shares, we generally will continue to be treated as a PFIC as to such U.S. Holder for all succeeding years during which such U.S. Holder holds our ADSs or Class A ordinary shares, unless we cease to be a PFIC and the U.S. Holder makes a "deemed sale" election with respect to the ADSs or Class A ordinary shares. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the ADSs or Class A ordinary shares the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder's ADSs or Class A ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any "excess distribution" the U.S. Holder receives from us or any gain from an actual sale or other disposition of the Class A ordinary shares or ADSs. U.S. Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or Class A ordinary shares. Under the PFIC rules:

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  the excess distribution and/or gain will be allocated ratably over the U.S. Holder's holding period for the ADSs or Class A ordinary shares;

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  the amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

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  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or Class A ordinary shares cannot be treated as capital, even if such ADSs or Class A ordinary shares are held as capital assets.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        As an alternative to the foregoing rules, if we are a PFIC, a U.S. Holder of "marketable stock" (as defined below) may make a mark-to-market election with respect to our ADSs, but not our Class A ordinary shares, provided that the ADSs continue to be listed on the Nasdaq Global Select Market and are regularly traded. The mark-to-market election is available only for "marketable stock," which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or "regularly traded," on a qualified exchange or other market, as defined in applicable Treasury regulations. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election and we cease to be a PFIC, the holder will not be required to take into account the mark-to-market gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. In the case of a U.S. Holder who has held ADSs during any taxable year in respect of which we were classified as a PFIC and continues to hold such ADSs (or any portion thereof) and has not previously determined to make a mark-to-market election, and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs.

        Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the general PFIC rules described above with respect to such U.S. Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, notwithstanding a market-to-market election.

        We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

        If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must file an annual report with the U.S. Internal Revenue Service. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax considerations of purchasing, holding, and disposing ADSs or Class A ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election.

Distributions

        Subject to the PFIC discussion above, any distributions (including the amount of any PRC tax withheld, but not include certain pro rata distributions of Class A ordinary shares or ADSs) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as a "dividend" for U.S. federal income tax purposes.

        Individuals and other non-corporate recipients of dividend income generally will be subject to tax on dividend income from a "qualified foreign corporation" at a lower rate applicable to "qualified dividend income" rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met. We will be considered to be a qualified foreign corporation with respect to any dividend we pay on our ADSs or Class A ordinary shares provided that (i) our ADSs or Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and includes an exchange of information program, (ii) we are not treated as a PFIC for U.S. federal income tax purposes for the taxable year in which the dividend was paid or the preceding taxable year, and (iii) certain holding period requirements are met. Because (i) U.S. Treasury guidance indicates that ADSs representing ordinary shares, such as ours, listed on the Nasdaq Global Select Market are considered to be readily tradable on an established securities market in the United States, and (ii) we believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2019 and we do not expect to be a PFIC in subsequent years, we believe that we are a qualified foreign corporation with respect to dividends paid on the ADSs, but it is unclear whether dividends paid on our Class A ordinary shares that are not represented by ADSs will meet the conditions required for the reduced tax rate. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

        In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, dividends paid by us on our ADSs or Class A Ordinary Shares may be subject to PRC withholding taxes at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). However, it is unclear whether a U.S. Holder would be able to claim the benefits under the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and whether we would be treated as a qualified foreign corporation with respect to dividends paid on both our Class A ordinary shares or ADSs. We cannot guarantee that such dividends will not be subject to PRC withholding taxes and any such tax may reduce the returns on our U.S. Holder's investment in the ADSs or Class A ordinary shares.

        For U.S. foreign tax credit purposes, dividends paid on our ADSs or Class A ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on our ADSs or Class A ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Class A Ordinary Shares

        Subject to the PFIC discussion above, a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder's adjusted tax basis in such ADSs or Class A ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year. An individual U.S. Holder or other non-corporate U.S. Holder who has held the ADS or Class A ordinary share for more than one year, will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that recognized by a U.S. Holder will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC "resident enterprise" under PRC tax law, we may be eligible for the benefits of the income tax treaty between the United States and the PRC. In such event, if PRC tax were to be imposed on any gain from the disposition of the ADSs or Class A ordinary shares, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the United States-PRC income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A Ordinary Shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are urged to consult their tax advisors regarding the tax considerations if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to the Class A ordinary shares or ADSs, subject to certain exceptions (including an exception for Class A ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Class A ordinary shares or ADSs.

 LEGAL MATTERS

        We are being represented by Cooley LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Cooley LLP and Maples and Calder (Hong Kong) LLP may rely upon Han Kun Law Offices with respect to legal matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of 21Vianet Group, Inc. appearing in 21Vianet Group, Inc.'s annual report on Form 20-F for the fiscal year ended December 31, 2019 and the effectiveness of 21Vianet Group, Inc.'s internal control over financial reporting have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The registered business address of Ernst & Young Hua Ming LLP is Level 16, Ernst & Young Tower, Oriental Plaza, No.1 East Chang An Ave, Dong Cheng District, Beijing 100738, People's Republic of China.

PROSPECTUS

21Vianet Group, Inc.

Class A Ordinary Shares
Debt Securities

        We may offer and sell Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, or debt securities in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

        Each time we or any selling security holder sell securities, we will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement before you purchase any of the securities offered hereby.

        We or any selling security holder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see "Plan of Distribution" beginning on page 38 of this prospectus.

        Our ADSs are listed on the Nasdaq Global Select Market under the symbol "VNET." On July 22, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$22.44 per ADS.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 4 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus or any accompanying prospectus supplement before making a decision to invest in our securities.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2020.

        You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we or selling security holders may sell any of our securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference." You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refers to our American depositary shares, each of which represents six Class A ordinary shares, and "ADRs" refers to the American depositary receipts that may evidence our ADSs;

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  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan;

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  "ordinary shares" refers to our ordinary shares, which include all Class A ordinary shares, par value US$0.00001 per share, Class B ordinary shares, par value US$0.00001 per share, and Class C ordinary shares, par value US$0.00001 per share, collectively;

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  "RMB" refers to the legal currency of China;

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  "U.S. dollars," "US$" and "dollars" refers to the legal currency of the United States; and

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  "we," "us," "our company" or "our" refers to 21Vianet Group, Inc., its subsidiaries and its consolidated variable interest entities and their subsidiaries.

        References in any prospectus supplement to "the accompanying prospectus" are to this prospectus and references to "the prospectus" are to this prospectus and the applicable prospectus supplement taken together.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "future," "is/are likely to," "project" or "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

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  our goals and strategies and our expansion plans;

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  our future business development, financial condition and results of operations;

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  the expected growth of the data center and cloud services market;

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  our expectations regarding demand for, and market acceptance of, our services;

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  our expectations regarding keeping and strengthening our relationships with customers;

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  our plans to invest in research and development to enhance and complement our existing solution and service offerings;

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  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity; and

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  general economic and business conditions in the regions where we provide our solutions and services.

        The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company which are, in some cases, beyond our control and which could materially affect our results. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any accompanying prospectus supplement.

        We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

 OUR COMPANY

Company Overview

        We are a leading carrier-neutral and cloud-neutral internet data center services provider in China. We host our customers' servers and networking equipment and provide interconnectivity to improve the performance, availability and security of their internet infrastructure. We also provide complementary value-added services, such as cloud services and VPN services. We believe that the scale of our data center and networking assets as well as our carrier-neutrality position us well to capture opportunities and become a leader in the rapidly emerging market for cloud computing infrastructure services in China.

        As a carrier-neutral internet infrastructure services provider, our infrastructure is interconnected with the networks operated by all of China's telecommunications carriers, major non-carriers and local internet service providers. The interconnectivity enables each of our data centers to function as a network access point for our customer's data traffic. In addition, we believe that our proprietary smart routing technology allows us to automatically select an optimized route to direct our customers' data traffic to ensure fast and reliable data transmission.

        We serve a diversified and loyal base of customers, including (i) enterprise customers for our hosting and related services, spanning many different industries and ranging from internet companies to government entities, from blue-chip enterprises to small- to mid-sized enterprises and (ii) individual customers that have subscribed to Windows Azure, Office 365, Dynamics 365 and Power Platform services.

Corporate Information

        Our holding company is 21Vianet Group, Inc. Our ADSs are listed on Nasdaq under the symbol "VNET." We conduct our operations in China through contractual arrangements among us, our wholly-owned PRC subsidiaries, our consolidated variable interest entities and their shareholders.

        Our principal executive offices are located at Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road, Chaoyang District, Beijing, People's Republic of China 100016. Our telephone number is (86) 10 8456-2121. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

 RISK FACTORS

        Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus and any accompanying prospectus supplement. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

        Please see "Where You Can Find More Information" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

 USE OF PROCEEDS

        Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2020 Revision) of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital is US$15,000 divided into (i) 1,199,790,000 Class A ordinary shares of a nominal or par value of US$0.00001 each, (ii) 300,000,000 Class B ordinary shares of a nominal or par value of US$0.00001 each, (iii) 60,000 Class C ordinary shares of a nominal or par value of US$0.00001 each, and (iv) 150,000 Series A Perpetual Convertible Preferred Shares of a nominal or par value of US$0.00001 each. As of June 30, 2020, we had 516,413,453 Class A ordinary shares (excluding treasury shares), 164,125,381 Class B ordinary shares, 60,000 Class C ordinary shares and 150,000 Series A Perpetual Convertible Preferred Shares issued and outstanding.

        The following are summaries of material terms and provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. These summaries are not complete and are subject to the complete terms contained in our memorandum and articles of association, which are filed as an exhibit to our registration statement on Form F-3 filed with the SEC.

Our Memorandum and Articles of Association and Ordinary Shares

        General.    Our share capital is divided into Class A ordinary shares and Class B ordinary shares under our memorandum and articles of association. Pursuant to our articles of association, our directors may authorize the division of our shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences privileges and payment obligations as between the different classes of our shares may be fixed and determined by our directors. Our articles of association further authorize our directors to issue shares with such preferred or other rights, all or any of which may be greater than the rights of our ordinary shares, at such time and on such terms as they may think appropriate. In October 2019, in accordance with the authority delegated by our articles of association to our board of directors, 60,000 Class A ordinary shares were re-designated as Class C ordinary shares, and in June 2020, 150,000 Class A ordinary shares were re-designated as Series A Perpetual Convertible Preferred Shares as authorized by our board of directors. For details about Series A Perpetual Convertible Preferred Shares, see "—Preferred Shares." Holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares have the same rights except for voting and conversion rights (as described in more details below). Our shares are issued in registered form, and are issued when registered in our register of members (shareholders). Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Law and our articles of association. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

        Conversion.    Pursuant to our articles of association and the rights that have been fixed and determined by our board of directors for Class C ordinary shares, each Class B ordinary share or each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof.

Class A ordinary shares are not convertible into Class B ordinary shares or Class C ordinary shares under any circumstances.

        Upon any transfer of Class B ordinary shares or Class C ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B ordinary shares or Class C ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. In addition, any Class C ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares upon the direct or indirect sale or transfer of a majority of the voting securities of, or the direct or indirect sale or transfer of all or substantially all of the assets of, a holder of Class C ordinary shares to any person that is not an affiliate of such holder.

        Voting Rights.    In respect of matters requiring shareholders' votes, pursuant to our articles of association, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to ten votes, and pursuant to the rights that have been fixed and determined by our board of directors for Class C ordinary shares, each Class C ordinary share is entitled to one vote per share, and we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares: (i) any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among our company, King Venture Holdings Limited, Xiaomi Ventures Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between our company and Tuspark Innovation Venture Limited; (ii) entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and (iii) any proposed amendments to our memorandum and articles of association that will amend, alter, modify or change the rights attached to Class C ordinary shares. Voting at any shareholders' meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman or by any three shareholders entitled to vote at the meeting, or one or more shareholders holding at least 10% of the paid-up voting share capital or 10% of the total voting rights entitled to vote at the meeting, present in person or by proxy.

        A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who holds no less than one-third of the voting power of the shares in issue carrying a right to vote at a meeting of shareholders. Shareholders' meetings may be held annually and may be convened by our board of directors on its own initiative or upon a requisition to the directors made by shareholders holding in aggregate at least one-third of the voting power of the shares in issue carrying a right to vote at a meeting of shareholders. Advance notice of at least 14 days is required for a meeting of shareholders.

        Where a poll is taken, an ordinary resolution to be passed by the shareholders requires a simple majority of votes attaching to the ordinary shares cast in a general meeting while a special resolution requires no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution is required for matters including, but not limited to, amending our memorandum and articles of association, reducing share capital and winding up. Our shareholders may affect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and the cancellation of any authorized but unissued shares.

        Liquidation.    On a return of capital on winding up, subject to the liquidation preference of the holders of our Series A Perpetual convertible preferred shares, if the assets available for distribution among our shareholders holding ordinary shares are more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among such shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If, following any payment made to holders of Series A Perpetual Convertible Preferred Shares, our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be possible, the losses are borne by our shareholders holding ordinary shares in proportion to the par value of the shares held by them.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    We may issue shares which are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner of such purchase has been approved by an ordinary resolution of our shareholders, or the manner of purchase is in accordance with the procedures set out in our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes, the rights attached to any such class of shares may, subject to any right or restriction attached to any class, be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

        Inspection of Books and Records.    Holders of our ordinary shares will have no right to inspect our corporate records except as conferred by Cayman Islands law or authorized by the board or by ordinary resolution of the shareholders.

        Anti-takeover Provisions.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that (i) authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders and (ii) limits the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

        Transfer of Shares.    Subject to the restrictions of our memorandum and articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of shares;

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  the instrument of transfer is properly stamped, if required;

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  in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

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  the shares transferred are free of any lien in favor of us; and

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  any fee related to the transfer has been paid to us.

        If our directors refuse to register a transfer, they must, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days' notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended and the register may not be closed for more than 30 days in any year.

        Directors' Power to Issue Shares.    Under our memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions. Our board of directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the directors or by a special resolution of our shareholders. Our board of directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of ordinary shares, at such time and on such terms as they may think appropriate.

        Exempted Company.    The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not required to be open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder's shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preferred Shares

        In June 2020, in accordance with the authority delegated by our articles of association to our board of directors, 150,000 Class A ordinary shares were re-designated as Series A Perpetual Convertible Preferred Shares as authorized by our board of directors. Holders of Series A Perpetual Convertible Preferred Shares have certain preferential rights vis-à-vis our ordinary shares.

        Dividends.    The holders of our Series A Perpetual Convertible Preferred Shares have the right to receive a dividend which accrues at a rate of 4.5% per annum. Such dividend shall be paid on the six-month and twelve-month anniversary of the original issuance date of such Series A Perpetual Convertible Preferred Shares, but only if so determined by our board of directors in its sole discretion. Any dividends which are not so paid shall remain accumulated dividends until paid to the holder thereof, and shall be payable to the holder through payment upon liquidation of our company, or upon conversion of the relevant Series A Perpetual Convertible Preferred Shares into our Class A ordinary shares or our ADSs.

        Voting Rights.    Each holder of issued and outstanding Series A Perpetual Convertible Preferred Shares shall be entitled to vote with holders of issued and outstanding Class A ordinary shares, voting together as a single class, with respect to any and all matters presented to the shareholders of our company. In any such vote, each holder of Series A Perpetual Convertible Preferred Shares shall be entitled to a number of votes equal to the number of Class A ordinary shares into which all Series A Perpetual Convertible Preferred Shares held by such holder are convertible. So long as any Series A Perpetual Convertible Preferred Shares are issued and outstanding, we shall not, and we shall not agree to, amend, restate, supplement, repeal or otherwise modify (including in connection with a merger, consolidation, recapitalization or otherwise) any provision of our memorandum and articles of association in a manner that alters or changes the rights, powers, preferences or privileges of the holders of the Series A Perpetual Convertible Preferred Shares without the prior written approval of the holders of a majority of the issued and outstanding Series A Perpetual Convertible Preferred Shares.

        Liquidation.    On a return of capital on winding up, the holders of our Series A Perpetual Convertible Preferred Shares shall be entitled to be paid out of the assets of our company available for distribution, before any distribution or payment out of the assets of our company shall be made to the holders of our ordinary shares, a liquidation preference equal to the greater of (i) US$1,000 per share plus any unpaid, accrued and accumulated dividends, and (ii) the aggregate value that such holders would have received had all holders of Series A Preferred Shares, immediately prior to liquidation, converted all Series A Perpetual Convertible Preferred Shares then outstanding (together with any unpaid, accrued and accumulated dividends thereon).

Differences in Corporate Law

        The Companies Law is modeled after that of the English companies legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to Delaware corporations and their shareholders.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a "parent" of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the due majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholders upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a takeover offer is made and accepted, in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is not limited, except that any indemnity would not be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person's own dishonesty, wilful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company including a duty to act in the bona fide best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Under our memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the board of directors at which such contract or proposed contract or arrangement shall come before the meeting for consideration.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of such of the issued shares of the company as at the date of the deposit carries the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the proposals so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders' meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director's office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target's outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquiror of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be in the bona fide best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

        Dissolution; Winding Up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Law, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Variation of Rights of Shares.    If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association and as permitted by the Companies Law, if our share capital is divided into more than one class of shares, we may, subject to any rights or restrictions for the time being attached to any class, materially adversely vary or abrogate the rights attached to any class with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

        Rights of Non-Resident or Foreign Shareholders.    There are no limitations imposed by foreign law or by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

History of Securities Issuance

        The following is a summary of our securities issuances in the past three years.

Class C Ordinary Shares

        On October 14, 2019, we entered into a Share Subscription Agreement with Personal Group Limited, a British Virgin Islands company wholly owned by Mr. Sheng Chen. Pursuant to the Share Subscription Agreement, we issued 60,000 Class C ordinary shares to Personal Group Limited, with the rights, restrictions, preferences and privileges set forth therein, at a price of US$1.35 per share. The holders of Class C ordinary shares are entitled to one vote per share, except that we shall only proceed with the following matters with the written consent of the holders holding a majority of the issued and outstanding Class C ordinary shares or with the sanction of a special resolution passed at a separate meeting of the holders of the issued and outstanding Class C ordinary shares:

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  any appointment or removal of directors other than the appointment or removal of directors that is made pursuant to a shareholder's right under the Investor Rights Agreement, dated January 15, 2015, among our company, King Venture Holdings Limited, Xiaomi Ventures

    Limited and certain other parties named therein, and the Share Subscription Agreement, dated May 23, 2016, between our company and Tuspark Innovation Venture Limited;

  •
  entry into any agreement by us or our subsidiaries with any shareholder who holds more than 10% of our issued and outstanding share capital or such shareholder's affiliate, other than agreements entered into in our ordinary course of business with a total contract amount below 10% of our consolidated total revenue in the most recent completed fiscal year; and

  •
  any proposed amendments to our memorandum and articles of association that will amend, alter, modify or change the rights attached to Class C ordinary shares.

        Each Class C ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, and Class C ordinary shares are not convertible into Class B ordinary shares or preferred shares under any circumstances. Upon any transfer of Class C ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class C ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.

Convertible Notes

        In February 2020, we entered into convertible note purchase agreements with a group of investors led by Goldman Sachs Asia Strategic Pte. Ltd. in an aggregate principal amount of US$200 million through a private placement to these investors. The convertible notes will mature in five years, bearing interest at the rate of 2% per annum from the issuance date which shall be payable semiannually in arrears in cash. At any time after the issuance, each note is convertible into Class A ordinary shares at the holder's option at a conversion price of US$2 per share, or US$12 per ADS, subject to customary anti-dilution adjustments. Unless previously redeemed or converted, we shall redeem the note on the maturity date at 115% of the then outstanding principal amount plus all accrued but unpaid interest. In addition, if any portion of the outstanding principal amount of the notes has not been converted into our shares by the third anniversary of the note issuance date, the holders have the right to require us to redeem, in whole or in part, the outstanding principal amount of the note at 109% of the principal amount plus all accrued but unpaid interest.

Series A Perpetual Convertible Preferred Shares

        In June 2020, we entered into an investment agreement with funds managed by Blackstone pursuant to which we have issued 150,000 Series A Perpetual Convertible Preferred Shares for a total consideration of US$150 million. Dividends on each Series A Perpetual Convertible Preferred Shares will accrue at 4.5% per annum from the issuance date until the date immediately prior to the conversion date. At any time after the issuance date, Series A convertible preferred shares are convertible into Class A ordinary shares or ADSs at the holder's option, the number of which will be determined based on a conversion price which is initially US$2.8333 per Class A ordinary shares or US$17.00 per ADS, subject to certain adjustments therein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A., as depositary, registers and delivers the ADSs. Each ADS represents ownership of six Class A ordinary shares, deposited with Citibank Hong Kong, as custodian for the depositary. Each ADS also represents ownership of any other securities, cash or other property which may be held by the depositary. The office of the custodian is located at 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

        The principal executive office of the depositary is located at 388 Greenwich Street, New York, New York, 10013.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We do not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, do not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary is the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out the rights of ADS holders as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt, or ADR, which contains the terms of your ADSs. The deposit agreement, which contains the form of ADR, has been filed with the SEC as an exhibit to a Registration Statement on Form S-8 (File No. 333-177273), as amended, for our company on October 13, 2011. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Holding the ADSs

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the direct registration system, or DRS). The direct registration system reflects the uncertificated, or book-entry, registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Banks and brokers typically hold securities such as ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

        The conversion into U.S. dollars will take place only if practicable and if U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

        Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-Class A ordinary share ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Class A ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional Class A ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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  we fail to deliver satisfactory documents to the depositary bank; or

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  it is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder of Class A ordinary shares in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to purchase additional Class A ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

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  we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

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  we do not deliver satisfactory documents to the depositary bank; or

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  the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Class A Ordinary Shares

        The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value; a split-up, cancellation, consolidation or reclassification of such Class A ordinary shares; or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you; amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6; call for the exchange of your existing ADSs for new ADSs; and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposits Class A ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

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  You are duly authorized to deposit the Class A ordinary shares.

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  The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

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  The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian's offices. Your ability to withdraw the Class A ordinary shares may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the Class A ordinary shares represented by your ADSs at any time except for:

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  Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

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  Obligations to pay fees, taxes and similar charges; and

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  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Share Capital."

        The depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        Voting at our shareholders' meetings is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such shareholder meeting or any shareholder present in person or by proxy. If the depositary bank timely receives voting instructions from a holder of ADSs, the depositary bank will endeavor to cause the Class A ordinary shares on deposit to be voted as follows: (a) in the event voting takes place at a shareholders' meeting by show of hands, the depositary bank will instruct the custodian to vote all Class A ordinary shares on deposit in accordance with the voting instructions received from a majority of the holders of ADSs who provided voting instructions; or (b) in the event voting takes place at a shareholders' meeting by poll, the depositary bank will instruct the custodian to vote the ordinary shares on deposit in accordance with the voting instructions received from holders of ADSs. In the event of voting by poll, Class A ordinary shares in respect of which no timely voting instructions have been received from ADS holders will not be voted.

        In order to give you a reasonable opportunity to instruct the depositary bank as to the exercise of voting rights relating to deposited securities, if we request the depositary bank to act, pursuant to the deposit agreement, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date, although our post-IPO memorandum and articles of association only otherwise require an advance notice of at least 14 days.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Services:	Fees:
• Issuance of ADSs upon deposit of shares	Up to US$0.05 per ADS issued
• Cancellation of ADSs	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other fee stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary
• Transfer of ADRs	US$1.50 per certificate presented for transfer

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

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  fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares);

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  expenses incurred for converting foreign currency into U.S. dollars;

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  expenses for cable, telex and fax transmissions and for delivery of securities;

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  taxes and duties upon the transfer of securities (i.e., when Class A ordinary shares are deposited or withdrawn from deposit); and

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  fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

        Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the record holders of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividends, rights), the depositary bank charges the applicable fee to the record date ADS holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in the direct registration system), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

        The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary Bank

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

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  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for failure to give notice.

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  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

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  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

        The deposit agreement specifically states that no disclaimer of liability under the Securities Act is intended by any provision of the deposit agreement.

Pre-Release Transactions

        Subject to certain terms and conditions, the depositary bank may issue to broker/dealers ADSs before receiving a deposit of Class A ordinary shares. These transactions are commonly referred to as "pre-release transactions" and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive full collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any or all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs, or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  convert the foreign currency to the extent practical and lawful and distribute U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

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  distribute the foreign currency to holders for whom the distribution is lawful and practical; and

  •
  hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture applicable to a particular series of debt securities, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title of the series of debt securities;

  •
  any limit upon the aggregate principal amount that may be issued;

  •
  the maturity date or dates;

  •
  the form of the debt securities of the series;

  •
  the applicability of any guarantees;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

  •
  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

  •
  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

  •
  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

  •
  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  •
  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  •
  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

  •
  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

  •
  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

  •
  any restrictions on transfer, sale or assignment of the debt securities of the series; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  •
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  •
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

  •
  such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

        We and the trustee may change the indenture without the consent of any holders with respect to specific matters:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale;"

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of any debt securities of any series;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  provide for payment;

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  pay principal of and premium and interest on any debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the trustee;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

  •
  Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        We are incorporated in the Cayman Islands, and conduct substantially all of our operations in China through our subsidiaries in China. Most of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise.

        We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Maples and Calder (Hong Kong) LLP, our special legal counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; or

  •
  entertain original actions brought in the courts of the Cayman Islands or the PRC against us or our directors or officers predicated solely upon the federal securities laws of the United States or any state or territory within the United States.

        Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

        Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of written arrangement with the United States or the Cayman Islands that provide for reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder, we will provide you with a prospectus supplement, which will set forth the name of each selling security holder, the number of securities beneficially owned by such selling security holder and the number of securities they are offering. The prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling security holders may sell the securities described in this prospectus from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any selling security holder or any dealers acting for us or on our behalf or a selling security holder may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We may distribute securities from time to time in one or more of transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at prices relating to prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of any underwriters, dealers or agents;

  •
  any public offering price or purchase price of the securities or other consideration therefor, and the proceeds from such sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

        If we or any selling security holder use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

        If we or any selling security holders use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we or any selling security holder will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

        We or any selling security holders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

        We or any selling security holders may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

        We, any selling security holder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or any selling security holder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

        We or any selling security holder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

        We or any selling security holders may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

 LEGAL MATTERS

        We are being represented by Cooley LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Cooley LLP and Maples and Calder (Hong Kong) LLP may rely upon Han Kun Law Offices with respect to legal matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of 21Vianet Group, Inc. appearing in 21Vianet Group, Inc.'s annual report on Form 20-F for the fiscal year ended December 31, 2019 and the effectiveness of 21Vianet Group, Inc.'s internal control over financial reporting have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The registered business address of Ernst & Young Hua Ming LLP is Level 16, Ernst & Young Tower, Oriental Plaza, No.1 East Chang An Ave, Dong Cheng District, Beijing 100738, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us if we ask it to.

        This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 2, 2020 (File No. 001-35126);

  •
  the description of the securities contained in our registration statement on Form 8-A filed on April 6, 2011 (File No. 001-35126) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  our current report on Form 6-K furnished with the SEC on May 15, 2020 (File No. 001-35126) containing our interim financial statements as of, and for the three months ended March 31, 2020;

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  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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  any future current reports on Form 6-K that we furnish to the SEC on or after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that are identified in such reports or in any applicable prospectus supplement as being incorporated by reference in this prospectus.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

21Vianet Group, Inc.
Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road,
Chaoyang District
Beijing, 100016
The People's Republic of China
Phone: (86) 10 8456-2121

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.